Exhibit 99.1
INDEX TO FINANCIAL STATEMENTS

Accountant’s Letter dated September 13, 2010

Unaudited Condensed Consolidated Balance Sheets for the nine months ended September 30, 2009 and December 31, 2008

Unaudited Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2009 and 2008

Unaudited Condensed Consolidated Statements of Stockholders’ Equity for the nine months ended September 30, 2009

Unaudited Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2009 and 2008

S. BARRIE GODOWN

Certified Public Accountant, P.A.
September 13, 2010
The Board of Directors
Consulier Engineering, Inc.
Jupiter, FL 33477
We have compiled the accompanying Consolidated Balance Sheets at September 30, 2009 and December 31, 2008, the Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2009 and 2008, the Condensed Consolidated Statement of Stockholders’ Equity for the nine months ended September 30, 2009, and the Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2009 and 2008, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.
A compilation is limited to presenting in the form of Financial Statements information that is the representation of management. We have not audited or reviewed the accompanying Financial Statements and, accordingly, do not express an opinion or any other form of assurance on them.
Management has elected to omit substantially all of the disclosures ordinarily included in Financial Statements prepared on the income tax basis of accounting. If the omitted disclosures were included in the Financial Statements, they might influence the user’s conclusions about the company’s assets, liabilities, equity, revenues and expenses. Accordingly, these Financial Statements are not designed for those who are not informed about such matters.
We are not independent with respect to Consulier Engineering, Inc.

/s/ S. Barrie Godown
S. Barrie Godown, C.P.A., P.A.
1061 E. INDIANTOWN ROAD / SUITE 104 / JUPITER, FLORIDA 33477 / 561-746-0999

CONSULIER ENGINEERING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	December 31,
	2009	2008
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$117,729	$270,192
Receivables	729,888	1,266,429
Inventories	107,727	117,831
Deferred Implementation Costs	2,549,501	2,293,464
Other Current Assets	165,358	252,385
Deferred Income Taxes	284,176	364,615

Total Current Assets	3,954,379	4,564,916
PROPERTY AND EQUIPMENT, Net	1,161,729	1,316,638
PARTNERSHIP AND LIMITED LIABILITY COMPANIES — INVESTMENTS	3,042,174	2,629,017
DEFERRED INCOME TAXES	576,832	496,393
INTANGIBLE ASSETS	37,151	367,838
OTHER ASSETS	50,898	50,898

TOTAL ASSETS	$8,823,163	$9,425,700

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable and Accrued Liabilities	$1,701,944	$1,812,163
Unearned Revenue	1,018,047	1,102,902
Related Party Payable	—	201,992

Total Current Liabilities	2,719,991	3,117,057

NOTES PAYABLE — RELATED PARTY	755,185	968,948

Total Liabilities	3,475,176	4,086,005

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common Stock $.01 Par Value:
Authorized 25,000,000 Shares; Issued 5,485,122 Shares
Additional Paid-in Capital	54,851	54,851
Accumulated Deficit	4,117,221	4,117,221
	(912,435)	(894,360)

	3,259,637	3,277,712

Less:
Treasury Stock, Cost - 190,374 Shares in 2009 and 2008	(589,027)	(589,027)
Notes Receivable for Common Stock	(6,651)	(6,651)

Total Stockholders’ Equity	2,663,959	2,682,034

Noncontrolling interest	2,684,028	2,657,661

Total Equity	5,347,987	5,339,695

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,823,163	$9,425,700

CONSULIER ENGINEERING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2009	2008	2009	2008
Revenue:
Software Licensing Fees	$436,445	$585,117	$2,485,185	$1,976,447
Other Revenue	7,787	4,447	17,666	13,966

Total Revenue	444,232	589,564	2,502,851	1,990,413

Operating Costs and Expenses:
Cost of Revenue	563,447	154,746	902,125	912,686
Payroll and Related Expense	874,643	907,099	2,870,405	3,014,569
Selling, General and Administrative	340,703	566,181	1,673,617	1,756,300
Professional Services	168,488	270,384	441,701	848,659
Depreciation and Amortization	157,846	269,317	490,638	836,261

Total Operating Costs and Expenses	2,105,127	2,167,727	6,378,486	7,368,475

Operating Loss	(1,660,895)	(1,578,163)	(3,875,635)	(5,378,062)

Other Income (Expense):
Investment Income — Related Parties	56,883	538,944	703,356	2,437,336
Interest Expense	(17,915)	(36,523)	(56,237)	(176,431)
Net Undistributed Income of Equity Investees	241,034	373,707	553,979	496,496
Other Income	41,486	14,365	126,896	130,750

Total Other Income (Expense)	321,488	890,493	1,327,994	2,888,151

Loss Before Income Taxes	(1,339,407)	(687,670)	(2,547,641)	(2,489,911)

Benefit from (provision for) Income Taxes	(203,918)	(12,259)	(194,355)	125,906

Net Loss	(1,543,325)	(699,929)	(2,741,996)	(2,364,005)

Less: Net (loss) attributable to noncontrolling interest	(1,455,050)	(685,774)	(2,723,921)	(2,087,715)

Net Income (Loss) attributed to Consulier Engineering, Inc.	$(88,275)	$(14,155)	$(18,075)	$(276,290)

Earnings (Loss) Per Share — Basic and Diluted	$(0.02)	$0.00	$0.00	$(0.05)

CONSULIER ENGINEERING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
NINE MONTHS ENDED SEPTEMBER 30, 2009
(UNAUDITED)

							Notes
						Retained	Receivable
					Additional	Earnings	for	Total
	Common Stock		Treasury Stock		Paid-in	(Accumulated	Common	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit)	Stock	Equity
Balance, December 31, 2008	5,485,122	$54,851	190,374	$(589,027)	$4,117,221	$(894,360)	$(6,651)	$2,682,034

Net Loss attributed to
Consulier Engineering, Inc.						(18,075)		(18,075)

Balance September 30, 2009	5,485,122	$54,851	190,374	$(589,027)	$4,117,221	$(912,435)	$(6,651)	$2,663,959

CONSULIER ENGINEERING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	NINE MONTHS ENDED
	SEPTEMBER 30,
	2009	2008
Cash Flow (Used in) Operating Activities	$(3,185,309)	$(3,951,712)

Investing Activities:

Acquisition of Software Upgrades	—	(64,471)
Distributions from Partnership Interest	703,356	2,697,649
Net Acquisition of Property and Equipment	(5,043)	(127,212)

Net Cash Provided by Investing Activities	698,313	2,505,966

Financing Activities:

Proceeds from Noncontrolling Interest in ST, LLC	2,750,288	1,225,663
Increase (Decrease) in Related Party Payables	(415,755)	371,431
Proceeds from Subscription Receivable		22,496
Purchase of Treasury Stock		(161,136)
Repayment of Notes Payable Related Party		—

Net Cash Provided by (Used in) Financing Activities	2,334,533	1,458,454

Increase (Decrease) in Cash and Cash Equivalents	(152,463)	12,708

Cash and Cash Equivalents — Beginning of Period	270,192	333,024

Cash and Cash Equivalents — End of Period	$117,729	$345,732

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash Paid for Interest	$56,237	$—

Cash Paid for Income Taxes	$20,000	—

Conversion of Note Payable-Related Party to Class A Stock	$—	$3,405,062

Conversion of Related Party Payable to Note Payable	$—	$915,541